EXHIBIT 99.906CERT

                                                                     EXHIBIT (b)

         CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of Third Avenue Variable Series Trust (the "Company"), hereby certifies, to the best of his knowledge, that the Company's Report on Form N-CSR for the period ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: February 20, 2008



/s/ David M. Barse
Name:  David M. Barse
Title: Principal Executive Officer



/s/ Vincent J. Dugan
Name:  Vincent J. Dugan
Title: Principal Financial Officer












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                                                                     EXHIBIT (c)

                               THIRD AVENUE TRUST
                           THIRD AVENUE VARIABLE TRUST
                                (EACH, A "FUND")

                             AUDIT COMMITTEE CHARTER

I.       AUDIT COMMITTEE MEMBERSHIP AND QUALIFICATIONS

The Fund's Audit Committee shall consist of at least three members appointed by the Board of Trustees (the "Board"). The Board may replace members of the Audit Committee for any reason. No member of the Audit Committee shall be an "interested person" of the Fund, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"), nor shall any member receive any compensation from the Fund except compensation for service as a member of the Fund's Board or a committee of the Board. Each member of the Audit Committee must be financially literate, as that qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable time after appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise as the Board interprets such qualification in its business judgment. The Board shall determine annually whether any member of the Audit Committee is an "audit committee financial expert" as defined in Item 3 of Form N-CSR.

II.      PURPOSES OF THE AUDIT COMMITTEE

The purposes of the Audit Committee are:

         (a) to oversee the accounting and financial reporting processes of the Fund and each of its series and its internal control over financial reporting and, as the Committee deems appropriate, to inquire into the internal control over financial reporting of certain third-party service providers;

         (b) to oversee, or, as appropriate, assist Board oversight of, the quality and integrity of the Fund's financial statements and the independent audit thereof;

         (c) to oversee or, as appropriate, assist Board oversight of, the Fund's compliance with legal and regulatory requirements that relate to the Fund's accounting and financial reporting, internal control over financial reporting and independent audits;

         (d) to approve prior to appointment the engagement of the Fund's independent registered public accounting firm (the "auditors") and, in connection therewith, to review and evaluate the qualifications, independence and performance of the auditors; and

         (e)      to act as a liaison between the auditors and the full Board.


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The auditors shall report directly to the Audit Committee.

III.     DUTIES AND POWERS OF THE AUDIT COMMITTEE

To carry out its purposes, the Audit Committee shall have the following duties and powers:

         (a) to approve, prior to appointment, the engagement of auditors to annually audit and provide their opinion on the Fund's financial statements, to recommend to those Board members who are not "interested persons" (as that term is defined in Section 2(a)(19) of the 1940 Act) the selection, retention or termination of the auditors and, in connection therewith, to review and evaluate matters potentially affecting the independence and capabilities of the auditors. In evaluating the auditors' qualifications, performance and independence, the Audit Committee, among other things, must obtain and review a report by the auditors, at least annually, describing the following items:

                  (i) all relationships between the auditors and the Fund, as well as the Fund's investment adviser or any adviser affiliate (as defined below) that provides ongoing services to the Fund;

                  (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

                  (iii)    the audit firm's internal quality-control procedures.

         (b) to approve prior to appointment the engagement of the auditors to provide other audit services to the Fund or to provide non-audit services to the Fund, its investment adviser or any entity controlling, controlled by, or under common control with the investment adviser ("adviser affiliate") that provides ongoing services to the Fund, if the engagement relates directly to the operations and financial reporting of the Fund;

         (c) to develop, to the extent deemed appropriate by the Audit Committee, policies and procedures for pre-approval of the engagement of the Fund's auditors to provide any of the services described in (b) above;

         (d) to consider the controls applied by the auditors and any measures taken by management in an effort to assure that all items requiring pre-approval by the Audit Committee are identified and referred to the Committee in a timely fashion;

         (e) to consider whether the non-audit services provided by the Fund's auditors to the Fund's investment adviser or any adviser affiliate that provides ongoing services to the Fund, which services were not pre-approved by the




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                  Audit Committee, are compatible with maintaining the auditors'
                  independence;

         (f) to review the arrangements for and scope of the annual audit and any special audits;

         (g) to review and approve the fees proposed to be charged to the Fund by the auditors for each audit and non-audit service;

         (h) to consider information and comments from the auditors with respect to the Fund's accounting and financial reporting policies, procedures and internal control over financial reporting (including the Fund's critical accounting policies and practices), to consider management's responses to any such comments and, to the extent the Audit Committee deems necessary or appropriate, to promote improvements in the quality of the Fund's accounting and financial reporting;

         (i) to consider information and comments from the auditors with respect to, and meet with the auditors to discuss any matters of concern relating to, the Fund's financial statements, including any adjustments to such statements recommended by the auditors, to review the auditors' opinion on the Fund's financial statements and to discuss with management and the auditors the Fund's annual audited financial statements and other periodic financial statements, including the Fund's disclosures under "Management's Discussion of Fund Performance;"

         (j) to resolve disagreements between management and the auditors regarding financial reporting;

         (k) to consider any reports of difficulties that may have arisen in the course of the audit, including any limitations on the scope of the audit, and management's response thereto;

         (l) to review with the Fund's principal executive officer and/or principal financial officer in connection with required certifications on Form N-CSR any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any reported evidence of fraud involving management or other employees who have a significant role in the Fund's internal control over financial reporting;

         (m) to establish procedures(2) for the receipt, retention and treatment of complaints received by the Fund relating to accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Fund, its investment adviser,

---------------------------
(2)    These procedures are attached hereto as Appendix A.


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                  administrator, principal underwriter, or any other provider of accounting related services for the Fund of concerns about accounting or auditing matters, and to address reports from attorneys or auditors of possible violations of federal or state law or fiduciary duty;

         (n) to investigate or initiate an investigation of reports of improprieties or suspected improprieties in connection with the Fund's accounting or financial reporting;

         (o) to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

         (p) to perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the powers provided in this Charter.

The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including appropriate funding, as determined by the Committee, for payment of compensation to the auditors for the purpose of conducting the audit and rendering their audit report, the authority to retain and compensate special counsel and other experts or consultants as the Committee deems necessary, and the authority to obtain specialized training for Audit Committee members, at the expense of the Fund or series, as appropriate.

The Audit Committee may delegate any portion of its authority, including the authority to grant pre-approvals of audit and permitted non-audit services, to a subcommittee of one or more members. Any decisions of the subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next regularly scheduled meeting.

IV.      ROLE AND RESPONSIBILITIES OF THE AUDIT COMMITTEE

The function of the Audit Committee is oversight; it is management's responsibility to maintain appropriate systems for accounting and internal control over financial reporting, and the auditors' responsibility to plan and carry out a proper audit. Specifically, Fund's management is responsible for:
(1) the preparation, presentation and integrity of the Fund's financial statements; (2) the maintenance of appropriate accounting and financial reporting principles and policies; and (3) the maintenance of internal control over financial reporting and other procedures designed to assure compliance with accounting standards and related laws and regulations. The auditors are responsible for planning and carrying out an audit consistent with applicable legal and professional standards and the terms of their engagement letter. Nothing in this Charter shall be construed to reduce the responsibilities or liabilities of the Fund's service providers, including the auditors. Although the Audit Committee is expected to take a detached and questioning approach to the matters that come before it, the review of a Fund's financial statements by the Audit Committee is not an audit, nor does the Committee's review substitute for the responsibilities of the Fund's management for preparing, or the auditors for auditing, the financial statements. Members of the Audit Committee are not full-time employees of the Fund and, in serving on this Committee, are not, and do not hold themselves out to be, acting as accountants or auditors. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures.

In discharging their duties the members of the Audit Committee are entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (1) one or more officers of the Fund whom the Committee member reasonably believes to be reliable and competent in the matters presented; (2) legal counsel, public accountants, or other persons as to matters the Committee member reasonably believes are within the person's professional or expert competence; or (3) a Board committee of which the Committee member is not a member.

V.       OPERATIONS OF THE AUDIT COMMITTEE

         (a) The Audit Committee shall meet on a regular basis and at least two times annually and is empowered to hold special meetings as circumstances require. The chair or a majority of the members shall be authorized to call a meeting of the Audit Committee and send notice thereof.

         (b) The Audit Committee ordinarily shall meet in person; however, members may attend telephonically, and the Committee may act by written consent, to the extent permitted by law and by the Fund's bylaws.

         (c) The Audit Committee shall have the authority to meet privately and to admit non-members individually by invitation.

         (d) The Audit Committee shall meet, in separate executive sessions, with representatives of Fund management and the Fund's auditors as appropriate. The Committee also may request to meet with internal legal counsel and compliance personnel of the Fund's investment adviser and with entities that provide significant accounting or administrative services to the Fund to discuss matters relating to the Fund's accounting and compliance as well as other Fund-related matters.

         (e) The Audit Committee shall prepare and retain minutes of its meetings and appropriate documentation of decisions made outside of meetings by delegated authority.

         (f) The Audit Committee may select one of its members to be the chair and may select a vice chair.

         (g) A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The action of a majority of the members of the Audit Committee present at a meeting at which a quorum is present shall be the action of the Committee.

         (h) The Board shall adopt and approve this Charter and may amend it on the Board's own motion. The Audit Committee shall review this Charter at least once annually and recommend to the full Board any changes the Committee deems appropriate.

         (i) The Audit Committee shall participate with the full Board in the required evaluation of the Board's performance, which includes consideration of the effectiveness of the Board's committee structure.



Amended and Restated:  September 15, 2005

















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                                                                      APPENDIX A

                               THIRD AVENUE TRUST
                           THIRD AVENUE VARIABLE TRUST
                                 (EACH A "FUND")

            COMPLAINT PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS




       Reporting Persons (defined below) are encouraged to submit good faith complaints regarding accounting or auditing matters without fear of dismissal or retaliation of any kind.

       To facilitate the reporting of these complaints, each Fund's Audit Committee has established the following guidelines and procedures for the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters (collectively, "Accounting Matters"), including the confidential, anonymous submission by Reporting Persons of concerns regarding questionable accounting or auditing matters.

    1. REPORTING PERSONS. "Reporting Persons" means officers of a Fund and relevant employees of each of the following entities (each, an "Accounting Service Provider"): the Fund; Third Avenue Management LLC (the "Adviser"); M.J. Whitman LLC (or any successor entity serving as the principal distributor of a Fund's shares); and any other provider of accounting related services.

    2. RECEIPT OF COMPLAINTS. Persons with complaints or concerns regarding Accounting Matters may submit their complaints to the Fund's Chief Compliance Officer ("CCO"). Persons who are uncomfortable submitting complaints to the CCO, including complaints involving the CCO, may submit complaints directly to the Fund's Audit Committee Chair.(3) Complaints may be submitted on an anonymous basis to:

             Chief Compliance Officer

             Joseph Reardon
             c/o Third Avenue Management LLC
             622 Third Avenue
             New York, New York 10017
             Phone: (212) 888-5222
             Fax:   (212) 735-0003
             Email: jreardon@thirdave.com

             Chairman of the Audit Committee

             Jack Aber
             c/o Stuart H. Coleman
             Stroock & Stroock & Lavan LLP
             180 Maiden Lane
             New York, New York 10038
             Phone: (212) 806-6049
             Fax:   (212) 806-6006
             Email: scoleman@stroock.com

--------------------------
(3) The Audit Committee Chair and/or the CCO are referred to herein as the "Complaint Officer."



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       The Audit Committee shall have overall responsibility for implementing these procedures. The Audit Committee shall inform a designated Board member of complaints it receives under these Procedures.

    3. SCOPE OF MATTERS COVERED BY THESE PROCEDURES. Questionable Accounting Matters include, without limitation:

       o fraud, misrepresentation or deliberate error in the recording and maintaining of a Fund's financial records or in the preparation, assessment, review or audit of any Fund financial statement;

       o deficiencies in, noncompliance with, or false certification in respect of the internal control over financial reporting for a Fund or the disclosure controls and procedures for a Fund relating to Accounting Matters;

       o misrepresentation or false statement to, or by, a Reporting Person who is a senior officer or accountant, or to an employee of a Fund's independent registered public accounting firm ("auditors") regarding a matter contained in a Fund's financial records, financial statements or audit reports; and

       o  attempts to inappropriately influence a Fund's auditors.

    4. TREATMENT, INVESTIGATION AND DOCUMENTATION OF COMPLAINTS. Upon receipt of a complaint, a Complaint Officer(4) will, when possible, acknowledge receipt of the complaint to the person submitting the complaint. If the Complaint Officer determines that the complaint relates to Accounting Matters and deems it appropriate, the Complaint Officer shall cause an investigation into the complaint, retaining outside auditors, counsel or other experts if he or she deems appropriate. The Complaint Officer will seek to maintain confidentiality to the extent possible, consistent with the completion of a thorough review, and will endeavor to take prompt corrective action when, in his or her judgment, he or she considers such action appropriate. The Complaint Officer shall document receipt of a complaint, any investigation (or, if none, the reasons therefore) and the nature of any corrective actions taken.

-------------------------
(4) For any activities other than receiving complaints, a Complaint Officer may determine to have a designee or another Complaint Officer perform the activities required by these procedures, as appropriate.

    5. NO RETALIATION. Neither a Fund's Board nor the Audit Committee will retaliate or tolerate any evidence of retaliation (including, but not limited to, discharge, demotion, suspension, threats, harassment or discrimination) by Fund management or any other person or group, directly or indirectly, against persons who lawfully provide information in good faith in accordance with these procedures. The Complaint Officers are authorized to address any acts of retaliation, retribution or adverse action, including if such acts are by an Accounting Service Provider or its Reporting Persons, recommending that the Board evaluate the relationship with the Accounting Service Provider and take any necessary action, recommending to the employer of the person engaging in such conduct that disciplinary action be taken against such person or recommending any other action as the Complaint Officers consider appropriate.

    6. PROVISION OF NOTICE TO ACCOUNTING SERVICE PROVIDERS AND OFFICERS OF THE FUND. The Complaint Officers shall provide a copy of these procedures to each Accounting Service Provider and shall direct Accounting Service Providers to provide a copy of such procedures to Reporting Persons.

    7. REPORTING AND RETENTION OF COMPLAINTS AND INVESTIGATIONS. A periodic summary of Complaint Officers' documentation referred to above shall be prepared for the Audit Committee, provided that any material matters shall be reported promptly to the Audit Committee and then to a Fund's auditors if appropriate. The Audit Committee may take such further action as it may deem appropriate.

       Each Fund shall maintain and preserve for a period of not less than six years from the end of the fiscal year during which any entry was made (the first two years in an easily accessible place), copies of any written complaints and any report or documentation made by a Complaint Officer or the Audit Committee pursuant to these procedures.

Amended and Restated:  September 15, 2005